GREENLIGHT RE ANNOUNCES
THIRD QUARTER 2019 FINANCIAL RESULTS

Increase in fully diluted book value per share of 4.4% for the year;
Fully diluted net income per share of $0.14 for the third quarter of 2019

Company to Hold Conference Call at 9:00 a.m. ET on Thursday, November 7, 2019

GRAND CAYMAN, Cayman Islands - November 6, 2019 - Greenlight Capital Re, Ltd. (NASDAQ: GLRE) (“Greenlight Re” or the “Company”) today announced financial results for the third quarter ended September 30, 2019.

Greenlight Re reported net income attributable to common shareholders of $5.1 million for the third quarter of 2019, compared to a net loss attributable to common shareholders of $89.1 million for the same period in 2018. The fully diluted net income per share for the third quarter of 2019 was $0.14, compared to a net loss per share of $2.48 for the same period in 2018. The prior year period loss was primarily driven by a net investment loss during the period as well as an underwriting loss as a result of estimated losses from Hurricane Florence.

Fully diluted adjusted book value per share was $13.67 as of September 30, 2019, compared to $15.29 per share as of September 30, 2018 and $13.58 as of June 30, 2019.

Management Commentary

Simon Burton, Chief Executive Officer of Greenlight Re, stated, “We performed well in the third quarter, achieving a combined ratio of 98.0% and growing book value by 1.2%. While we were not unaffected by the significant loss activity in the quarter, our positive underwriting contribution reflects the ongoing efforts to diversify our portfolio. As previously announced, our strategic review of the Company is ongoing as we work diligently to maximize value for our shareholders.”

David Einhorn, Chairman of the Board of Directors, stated, “Overall we are pleased with our investment portfolio’s performance as Solasglas posted a positive return of 10.4% for the first nine months of the year. The underwriting portfolio continues to benefit from increased diversification.”

Financial and Operating Highlights
Third Quarter 2019

•
Gross written premiums were $110.6 million, compared to $115.2 million in the third quarter of 2018. The quarterly decrease was largely due to the reduction in auto business, offset by additional new business written in several different markets.

•	Net written premiums increased 6.9% to $106.6 million, compared to $99.7 million reported in the prior-year period. Ceded premiums were $4.0 million compared to $15.5 million in the prior year period.

•	Net earned premiums were $129.2 million, an increase from $114.1 million reported in the prior-year period.

•
Net underwriting income of $2.6 million, compared to a net underwriting loss of $4.0 million reported in the third quarter of 2018. The quarterly loss reserve review resulted in negligible prior-period development booked in the quarter.

•
A composite ratio for the quarter of 96.0%, compared to 100.9% for the prior-year period largely due to improvements in the loss ratio and acquisition cost ratio. The combined ratio for the quarter was 98.0%, compared to 103.5% for the prior-year period.

•
Total net investment income of $9.9 million, compared to a net investment loss of $80.9 million in the third quarter of 2018. Included in total net investment income is a gain of $6.6 million on the Solasglas fund.

Nine Months Ended September 30, 2019

•	Gross written premiums were $425.5 million, a decrease of 1.6% from $432.4 million reported in the prior-year period.

•	Net earned premiums were $375.0 million, a decrease of 3.6% from $388.8 million reported in the prior-year period.

•
A composite ratio for the nine months ended September 30, 2019 of 102.4%, compared to 96.4% for the prior-year period. The combined ratio for the nine months ended September 30, 2019 was 104.7%, compared to 99.1% for the prior-year period.

•
Total net investment income of $61.0 million, compared to a net investment loss of $266.7 million reported in the prior-year period. Included in total net investment income is a gain $51.8 million on the Solasglas fund, which reported a gain of 10.4% for the first nine months of 2019.

Conference Call Details

Greenlight Re will hold a live conference call to discuss its financial results for the third quarter ended September 30, 2019 on Thursday, November 7, 2019 at 9:00 a.m. Eastern time.  The conference call title is Greenlight Capital Re, Ltd. Third Quarter 2019 Earnings Call.

To participate in the Greenlight Capital Re, Ltd. Third Quarter 2019 Earnings Call, please dial in to the conference call at:

U.S. toll free             1-888-336-7152
International            1-412-902-4178

Telephone participants may avoid any delays by pre-registering for the call using the following link to receive a special dial-in number and PIN.
Conference Call registration link: http://dpregister.com/10135605

The conference call can also be accessed via webcast at:

https://services.choruscall.com/links/glre191105.html

A telephone replay of the call will be available from 11:00 a.m. Eastern time on November 7, 2019 until 9:00 a.m. Eastern time on November 14, 2019.  The replay of the call may be accessed by dialing 1-877-344-7529 (U.S. toll free) or 1-412-317-0088 (international), access code 10135605. An audio file of the call will also be available on the Company’s website, www.greenlightre.com .

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Non-GAAP Financial Measures

In presenting the Company’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including fully diluted adjusted book value per share and net underwriting income (loss), are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more complete understanding of the underlying business. These measures are used to monitor our results and should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our annual report on Form 10-K filed with the Securities Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as provided by law.

About Greenlight Capital Re, Ltd.
Established in 2004, Greenlight Re (www.greenlightre.com) is a NASDAQ listed company with specialist property and casualty reinsurance companies based in the Cayman Islands and Ireland.  Greenlight Re provides risk management products and services to the insurance, reinsurance and other risk marketplaces.  The Company focuses on delivering risk solutions to clients and brokers by whom Greenlight Re's expertise, analytics and customer service offerings are demanded.  With an emphasis on deriving superior returns from both sides of the balance sheet, Greenlight Re manages its assets according to a value-oriented equity-focused strategy that supports the goal of long-term growth in book value per share.

Contact:

Investor Relations:
Adam Prior
The Equity Group Inc.
(212) 836-9606
IR@greenlightre.ky

Public Relations/Media:
Mairi Mallon
Rein4ce
+44 (0)203 786 1160
mairi.mallon@rein4ce.co.uk

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS

September 30, 2019 and December 31, 2018
(expressed in thousands of U.S. dollars, except per share and share amounts)

	September 30, 2019	December 31, 2018
	(unaudited)	(audited)
Assets
Investments
Investment in related party investment fund	$228,199	$235,612
Equity securities, trading, at fair value	—	36,908
Other investments	15,848	11,408
Total investments	244,047	283,928
Cash and cash equivalents	11,781	18,215
Restricted cash and cash equivalents	762,225	685,016
Reinsurance balances receivable	273,270	300,251
Loss and loss adjustment expenses recoverable	41,535	43,705
Deferred acquisition costs	50,607	49,929
Unearned premiums ceded	7,739	24,981
Notes receivable	27,877	26,861
Other assets	3,099	2,559
Total assets	$1,422,180	$1,435,445
Liabilities and equity
Liabilities
Due to related party investment fund	$—	$9,642
Loss and loss adjustment expense reserves	479,435	482,662
Unearned premium reserves	196,578	211,789
Reinsurance balances payable	129,959	139,218
Funds withheld	9,953	16,418
Other liabilities	7,776	5,067
Convertible senior notes payable	91,936	91,185
Total liabilities	915,637	955,981

Redeemable non-controlling interest in related party joint venture	—	1,692

Equity
Preferred share capital (par value $0.10; authorized, 50,000,000; none issued)	—	—
Ordinary share capital (Class A: par value $0.10; authorized, 100,000,000; issued and outstanding, 30,739,395 (2018: 30,130,214): Class B: par value $0.10; authorized, 25,000,000; issued and outstanding, 6,254,715 (2018: 6,254,715))	3,699	3,638
Additional paid-in capital	502,561	499,726
Retained earnings (deficit)	283	(26,077)
Shareholders’ equity attributable to Greenlight Capital Re, Ltd.	506,543	477,287
Non-controlling interest in related party joint venture	—	485
Total equity	506,543	477,772
Total liabilities, redeemable non-controlling interest and equity	$1,422,180	$1,435,445

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

For the three and nine months ended September 30, 2019 and 2018
(expressed in thousands of U.S. dollars, except per share and share amounts)

	Three months ended September 30		Nine months ended September 30
	2019	2018	2019	2018
Revenues
Gross premiums written	$110,607	$115,154	$425,507	$432,388
Gross premiums ceded	(4,035)	(15,456)	(48,577)	(72,536)
Net premiums written	106,572	99,698	376,930	359,852
Change in net unearned premium reserves	22,582	14,406	(1,973)	28,912
Net premiums earned	129,154	114,104	374,957	388,764
Income (loss) from investment in related party investment fund [net of related party expenses of $1,326, $803, $9,888 and $803, respectively]	6,609	(10,025)	51,770	(10,025)
Net investment income (loss) [net of related party expenses of $0, $4,131, $0, and $8,585, respectively]	3,312	(70,851)	9,265	(256,723)
Other income (expense), net	(887)	(683)	1,299	(1,246)
Total revenues	138,188	32,545	437,291	120,770
Expenses
Net loss and loss adjustment expenses incurred	92,962	86,780	294,303	267,419
Acquisition costs	30,962	28,331	89,660	107,163
General and administrative expenses	7,725	7,136	22,484	20,050
Interest expense	1,578	927	4,684	927
Total expenses	133,227	123,174	411,131	395,559
Income (loss) before income tax	4,961	(90,629)	26,160	(274,789)
Income tax benefit	179	355	200	1,448
Net income (loss)	5,140	(90,274)	26,360	(273,341)
Loss (income) attributable to non-controlling interest in related party joint venture	—	1,159	—	4,106
Net income (loss) attributable to Greenlight Capital Re, Ltd.	$5,140	$(89,115)	$26,360	$(269,235)
Earnings (loss) per share
Basic	$0.14	$(2.48)	$0.72	$(7.49)
Diluted	$0.14	$(2.48)	$0.72	$(7.49)
Weighted average number of ordinary shares used in the determination of earnings and loss per share
Basic	36,841,623	35,952,472	36,646,515	35,951,384
Diluted	36,921,490	35,952,472	36,720,550	35,951,384

The following table provides the ratios categorized as Property, Casualty and Other:

	Nine months ended September 30				Nine months ended September 30
	2019				2018
	Property	Casualty	Other	Total	Property	Casualty	Other	Total

Loss ratio	65.8%	84.2%	67.9%	78.5%	57.4%	75.3%	57.5%	68.8%
Acquisition cost ratio	18.6	22.6	34.4	23.9	22.6	24.9	40.0	27.6
Composite ratio	84.4%	106.8%	102.3%	102.4%	80.0%	100.2%	97.5%	96.4%
Underwriting expense ratio				2.3				2.7
Combined ratio				104.7%				99.1%

GREENLIGHT CAPITAL RE, LTD.
NON-GAAP MEASURES AND RECONCILIATION

Basic Adjusted Book Value Per Share and Fully Diluted Adjusted Book Value Per Share

We believe that long-term growth in fully diluted adjusted book value per share is the most relevant measure of our financial performance because it provides management and investors a yardstick by which to monitor the shareholder value generated. In addition, fully diluted adjusted book value per share may be useful to our investors, shareholders and other interested parties to form a basis of comparison with other companies within the property and casualty reinsurance industry.

Basic adjusted book value per share is considered a non-GAAP financial measure because the numerator excludes non-controlling interests in the Joint Venture. The Joint Venture was terminated during the first quarter of 2019, and as a result no such adjustment is required as at September 30, 2019. Fully diluted adjusted book value per share is also considered a non-GAAP financial measure and represents basic adjusted book value per share combined with the impact of dilution of all in-the-money stock options and RSUs issued and outstanding as of any period end. In addition, the fully diluted adjusted book value per share includes the dilutive effect, if any, of ordinary shares to be issued upon conversion of the convertible notes. Basic adjusted book value per share and fully diluted adjusted book value per share should not be viewed as substitutes for the comparable U.S. GAAP measures.

Our primary financial goal is to increase fully diluted adjusted book value per share over the long term.

The following table presents a reconciliation of the non-GAAP financial measures basic adjusted and fully diluted adjusted book value per share to the most comparable U.S. GAAP measure.

	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	($ in thousands, except per share and share amounts)
Numerator for basic adjusted and fully diluted adjusted book value per share:
Total equity (U.S. GAAP)	$506,543	$500,738	$484,315	$477,772	$558,738
Less: Non-controlling interest in joint venture	—	—	—	(485)	(1,757)
Numerator for basic adjusted book value per share	506,543	500,738	484,315	477,287	556,981
Add: Proceeds from in-the-money stock options issued and outstanding	—	—	—	—	—
Numerator for fully diluted adjusted book value per share	$506,543	$500,738	$484,315	$477,287	$556,981
Denominator for basic adjusted and fully diluted adjusted book value per share: (1)
Ordinary shares issued and outstanding (denominator for basic adjusted book value per share)	36,994,110	36,793,162	36,717,761	36,384,929	36,386,321
Add: In-the-money stock options and RSUs issued and outstanding	63,582	87,747	87,747	46,398	46,398
Denominator for fully diluted adjusted book value per share	37,057,692	36,880,909	36,805,508	36,431,327	36,432,719
Basic adjusted book value per share	$13.69	$13.61	$13.19	$13.12	$15.31
Quarterly increase (decrease) in basic adjusted book value per share ($)	$0.08	$0.42	$0.07	$(2.19)	$(2.09)
Quarterly increase (decrease) in basic adjusted book value per share (%)	0.6%	3.2%	0.5%	(14.3)%	(12.0)%

Fully diluted adjusted book value per share	$13.67	$13.58	$13.16	$13.10	$15.29
Quarterly increase (decrease) in fully diluted adjusted book value per share ($)	$0.09	$0.42	$0.06	$(2.19)	$(2.09)
Quarterly increase (decrease) in fully diluted adjusted book value per share (%)	0.7%	3.2%	0.5%	(14.3)%	(12.0)%

(1) All unvested restricted shares, including those with performance conditions, are included in the “basic adjusted” and “fully diluted adjusted” denominators. As of September 30, 2019, the number of unvested restricted shares with performance conditions was 356,900 (120,605, 120,605, 30,660, 30,660 as of June 30, 2019, March 31, 2019, December 31, 2018 and September 30, 2018, respectively).

Net Underwriting Income (Loss)

One way that we evaluate the Company’s underwriting performance is through the measurement of net underwriting income (loss). We do not use premiums written as a measure of performance. Net underwriting income (loss) is a performance measure used by management as it measures the fundamentals underlying the Company’s underwriting operations. We believe that the use of net underwriting income (loss) enables investors and other users of the Company’s financial information to analyze our performance in a manner similar to how management analyzes performance. Management also believes that this measure follows industry practice and allows the users of financial information to compare the Company’s performance with its those of our industry peer group.

Net underwriting income (loss) is considered a non-GAAP financial measure because it excludes items used in the calculation of net income before taxes under U.S. GAAP. Net underwriting income (loss) is calculated as net premiums earned, plus other income (expense) related to underwriting activities, less net loss and loss adjustment expenses, less acquisition costs, and less underwriting expenses. The measure excludes, on a recurring basis: (1) investment income (loss); (2) foreign exchange gains or losses; (3) corporate general and administrative expenses; (4) interest expense and other income (expense) not related to underwriting, (5) income taxes and (6) income attributable to non-controlling interest. We exclude total investment-related income or loss and foreign exchange gains or losses as we believe these items are influenced by market conditions and other factors not related to underwriting decisions. We exclude corporate expenses because these expenses are generally fixed and not incremental to or directly related to our underwriting operations. We believe all of these amounts are largely independent of our underwriting process and including them could hinder the analysis of trends in our underwriting operations. We include other income and expense relating to deposit accounted contracts and industry loss warranty contracts, which we consider part of our underwriting operations. Net underwriting income (loss) should not be viewed as a substitute for U.S. GAAP net income.

The reconciliations of net underwriting income (loss) to income (loss) before income taxes (the most directly comparable U.S. GAAP financial measure) on a consolidated basis is shown below:

	Three months ended September 30		Nine months ended September 30
	2019	2018	2019	2018
	($ in thousands)
Income (loss) before income tax	$4,961	$(90,629)	$26,160	$(274,789)
Add (subtract):
Investment related (income) loss	(9,921)	80,876	(61,035)	266,748
Other (income) expense	1,254	734	1,059	1,311
Corporate expenses	4,727	4,076	11,418	9,420
Interest expense	1,578	927	4,684	927
Net underwriting income (loss)	$2,599	$(4,016)	$(17,714)	$3,617